DECLARATION OF INTENTION AND CHARTER


                                       of

                     FIRST INVESTORS LIFE INSURANCE COMPANY

             (Pursuant to Section 48 of the New York Insurance Law)

                              D E C L A R A T I O N


         We, the undersigned, all being natural persons of full age, and at least two thirds of us citizens of the United States, and at least three of us residents of the State of New York, do hereby declare our intention to form a stock corporation for the purpose of doing the kinds of insurance business authorized by Paragraphs "1", "2" and "3" respectively of Section 46 of the Insurance Law of the State of New York to the extent permitted by the Charter and for that purpose do adopt the following:

                                  C H A R T E R

                                       of

                     FIRST INVESTORS LIFE INSURANCE COMPANY


                                    ARTICLE I

         The name of this corporation shall be FIRST INVESTORS LIFE INSURANCE COMPANY.

                                   ARTICLE II

         The place where this Corporation shall be located and where it shall have its principal office and place of business shall be in the City of New York, County of New York, and State of New York, and it shall have power to conduct its business wherever authorized by law. It shall have power by its Board of Directors to establish and maintain other and subordinate offices in this State and in other states, territories and countries.

                                   ARTICLE III

         The kinds of insurance or other business to be transacted by the Corporation shall be the following:

         A. Those kinds of insurance specified in Paragraphs "1", "2" and "3" of
Section 46 of the Insurance Law of the State of New York, as now or hereafter amended, as follows:

         1. "Life Insurance", meaning every insurance upon the lives of human beings and every insurance appertaining thereto. The business of life insurance shall be deemed to include the granting of endowment benefits; additional benefits in the event of death by accident or accidental means; additional benefits operating to safeguard the contract from lapse, or to provide a special surrender value, in the event of total and permanent disability of the insured; and optional modes of settlement of proceeds.

         2. "Annuities", meaning all agreements to make periodical payments where the making or continuance of all or of some of a series of such payments, or the amount of any such payment, is dependent upon the continuance of human life, except payments made under the authority of paragraph one.

                  Any such agreement made in connection with a qualified pension, profit-sharing or annuity plan may provide that any amounts paid to the insurer to provide annuities shall be allocated by the insurer to one or more separate accounts.

         3. "Accident and health insurance", meaning (a) Insurance against death or personal injury by accident or by any specified kind or kinds of accident and insurance against sickness, ailment or bodily injury, including insurance providing disability benefits pursuant to article nine of the workmen's compensation law, except as specified in subparagraph (b) following; and (b) Non-cancellable disability resulting from sickness, ailment or bodily injury, (but not including insurance solely against accidental injury) under any contract which does not give the insurer the option to cancel or otherwise terminate the contract at or after one year from its effective date or renewal date.

         B. The cession of reinsurance of any or all risks taken by this Corporation and the assumption of reinsurance risks taken by other companies to the extent permitted by law.

         C. Such other kind or kinds of business as are necessarily or properly incidental to the kind or kinds of business which this Corporation is authorized to transact under A and B above.

                                   ARTICLE IV

         The mode and manner in which the corporate powers of this Corporation shall be exercised are through a Board of Directors and by such committees, officers and agents as said Board of Directors may appoint or elect.

                                    ARTICLE V

         The number of the Directors of this Corporation shall be not less than thirteen (13) nor more than twenty-one (21) persons, a majority of whom at all times shall be citizens and residents of the State of New York or of adjoining states and not less than three of whom shall be residents of the State of New York. The number of its directors shall be determined by the By-Laws of this Corporation but shall in no event be less than thirteen (13).
         The Directors of the Corporation need not be stockholders of the Corporation and each shall be elected at the annual meeting of stockholders of the Corporation by plurality of the whole number of shares voted at the meeting. Each director so elected shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified.

         Vacancies occurring in the Board of Directors in the intervals between annual meetings of stockholders shall be filled by a majority vote of the remaining Directors in office at a special meeting called for that purpose or at a regular meeting of the Board.

         Officers of the Corporation shall be elected annually at an organization meeting of the Board of Directors, notice of which need not be given, to be held annually immediately after the election of directors or at any other meeting, duly held, whenever a vacancy in any office shall occur.

                                   ARTICLE VI

         The names and post office residence addresses of the Directors who shall serve until the first annual meeting of this Corporation are:

Name                                        Address
----                                        -------
Arthur K. Atkinson, Sr.                     Apt. 13D Frontenao
                                            40 North Kingshighway
                                            St. Louis 8, Missouri

John D. Case                                Timberland Lane
                                            Old Brookville, New York

Harold M. Cole                              Union League Club
                                            38 E. 37th St.
                                            New York, New York

Edward B. Conway                            Bobolink Lane
                                            Greenwich, Conn.

David D. Grayson                            7 Melby Lane
                                            East Hills, New York

Glenn O. Head                               30 Winding Way
                                            Madison, New Jersey

Harold Holden                               25 Locust Lane
                                            Mt. Vernon, N.Y.

Berkeley D. Johnson                         33 Paddington Road
                                            Scarsdale, N.Y.

John H. Kostmayer                           536 E. 85 St.
                                            New York 28, New York

Michael Marchese                            68 Fair Hill Drive
                                            Long Meadow, Mass.

John A. Onsa                                Parktowne Place
                                            Apt. 1614 North
                                            Philadelphia 30, PA.

Rowland A. Robbins                          655 Park Ave.
                                            New York 21, New York

William E. Robinson                         Dairy Road
                                            Greenwich, Connecticut

                                   ARTICLE VII

         The duration of the Corporation shall be perpetual.


                                  ARTICLE VIII

         The amount of the capital stock of the Corporation shall be FIVE HUNDRED THOUSAND ($500,000) Dollars, consisting of TWO HUNDRED FIFTY THOUSAND (250,000) shares of capital stock of the par value of TWO ($2.00) Dollars each.

                                   ARTICLE IX

         Unless otherwise determined by the Board of Directors, no holder of any stock of the Corporation whether now or hereafter authorized or issued, shall, as such holder, have any right to purchase or subscribe for any new or additional issue of (1) shares of stock, or of any option or options, or other instrument or instruments, that shall confer upon the holder or holders thereof the right to subscribe for or to purchase or receive from the Corporation any shares of its stock, whether now or hereafter authorized, or (2) of any obligations which may be convertible into or exchangeable for any shares of stock of the Corporation, or to which shall be attached or appurtenant any option or options, or other instrument or instruments, that shall confer upon the holder or holders of such obligation, option or instrument the right to subscribe for, or to purchase or receive from the Corporation, any shares of its stock; and all such rights are waived by each such holder of the stock of the Corporation.

                                    ARTICLE X

         The annual meeting of stockholders shall be held on the third Monday of April in each and every year, and if that day be a legal holiday, then on the next succeeding business day.

         Notice of the time and place of such meeting shall be given as prescribed in the By-Laws and as required by law, including notice to the Superintendent of Insurance of the State of New York to the extent required by law.

         Holders of record of a majority of the shares of capital stock issued and outstanding, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders, except as otherwise provided by law. In the absence of a quorum, the stockholders attending or represented at the time and place for which a meeting shall have been called, or any officer entitled to preside or act as secretary at such meeting, may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until holders of the number of shares of stock requisite to constitute a quorum shall attend.

         At stockholders' meetings each stockholder shall be entitled to one vote, either in person or by proxy, for each share of stock held by him.

         The Board of Directors may fix a day, not more than forty (40) days prior to the day of holding any meeting of the stockholders as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined, and only stockholders of record on such day shall be entitled to notice of or to vote at such meeting.

                                   ARTICLE XI

         The Board of Directors shall have power to appoint from among their number an Executive Committee which, to the extent provided by the By-Laws and permitted by law, shall exercise the powers of the Board of Directors in the management of the property and affairs of the Corporation during the intervals between the meetings of the Board of Directors.

                                   ARTICLE XII

         The Board of Directors may adopt such By-Laws, not inconsistent with this Charter and the laws of this State, as may be deemed appropriate for the election and government of the officers of the Corporation and the conduct of its business and affairs, and the said Board shall have power to alter, amend, suspend and revoke the same.

                                  ARTICLE XIII

         The Corporation may issue both participating policies or contracts and non-participating policies or contracts, upon receiving a special permit from the Superintendent of Insurance of the State of New York so to do and in compliance with and pursuant to the provisions of Section 216 of the Insurance Law of the State of New York, as amended.

                                   ARTICLE XIV

         Each Director and each officer of the Corporation shall be indemnified by the Corporation against expenses actually and reasonably incurred by him, including attorneys' fees, in connection with any action, suit or proceeding to which he may be made a party by reason of his having been a director or officer of the Corporation (whether or not he continued to be a director or officer at the time of incurring such expenses) except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duty as such director or officer. The foregoing right of indemnification shall not be exclusive of any other right to which he may be entitled as a matter of law.

         IN WITNESS WHEREOF, we have hereunto subscribed our names and affixed our seals this 10th day of July, 1962.


                                              /S/ John W. Brown

                                              /S/ John D. Case

                                              /S/ Harold M. Cole

                                              /S/ John Confort, Jr.

                                              /S/ Herbert J. Deitz

                                              /S/ David D. Grayson

                                              /S/ John H. Kostmayer

                                              /S/ Arthur J. Marangelo

                                              /S/ Robert D. Murdock

                                              /S/ Joseph M. O'Brien

                                              /S/ Rowland A. Robbins

                                              /S/ George J. Solomon

                                              /S/ John P. Sullivan



STATE OF NEW YORK )
                                    :  ss.:
COUNTY OF NEW YORK         )


         On this 10th day of July, in the year nineteen hundred and sixty-two, before me personally came JOHN W. BROWN, to me personally known and known to me to be the person who executed the foregoing instrument, and he individually duly acknowledged before me that he executed the same.


                                               /S/ Grace C. Sorensen

                                               Grace C. Sorensen
                                               Notary Public, State of New York

STATE OF NEW YORK )
                                    :  ss.:
COUNTY OF NEW YORK         )


         On this 10th day of July, in the year nineteen hundred and sixty-two, before me personally came JOHN D. CASE, to me personally known and known to me to be the person who executed the foregoing instrument, and he individually duly acknowledged before me that he executed the same.


                                               /S/ Grace C. Sorensen

                                               Grace C. Sorensen
                                               Notary Public, State of New York




STATE OF NEW YORK )
                                    :  ss.:
COUNTY OF NEW YORK         )


         On this 10th day of July, in the year nineteen hundred and sixty-two, before me personally came HAROLD M. COLE, to me personally known and known to me to be the person who executed the foregoing instrument, and he individually duly acknowledged before me that he executed the same.


                                               /S/ Grace C. Sorensen

                                               Grace C. Sorensen
                                               Notary Public, State of New York




STATE OF NEW YORK )
                                    :  ss.:
COUNTY OF NEW YORK         )


         On this 10th day of July, in the year nineteen hundred and sixty-two, before me personally came JOHN CONFORT, JR., to me personally known and known to me to be the person who executed the foregoing instrument, and he individually duly acknowledged before me that he executed the same.


                                               /S/ Grace C. Sorensen

                                               Grace C. Sorensen
                                               Notary Public, State of New York

STATE OF NEW YORK )
                                    :  ss.:
COUNTY OF NEW YORK         )


         On this 10th day of July, in the year nineteen hundred and sixty-two, before me personally came HERBERT J. DEITZ, to me personally known and known to me to be the person who executed the foregoing instrument, and he individually duly acknowledged before me that he executed the same.


                                               /S/ Grace C. Sorensen

                                               Grace C. Sorensen
                                               Notary Public, State of New York




STATE OF NEW YORK )
                                    :  ss.:
COUNTY OF NEW YORK         )


         On this 10th day of July, in the year nineteen hundred and sixty-two, before me personally came DAVID D. GRAYSON, to me personally known and known to me to be the person who executed the foregoing instrument, and he individually duly acknowledged before me that he executed the same.


                                               /S/ Grace C. Sorensen

                                               Grace C. Sorensen
                                               Notary Public, State of New York




STATE OF NEW YORK )
                                    :  ss.:
COUNTY OF NEW YORK         )


         On this 10th day of July, in the year nineteen hundred and sixty-two, before me personally came JOHN H. KOSTMAYER, to me personally known and known to me to be the person who executed the foregoing instrument, and he individually duly acknowledged before me that he executed the same.


                                               /S/ Grace C. Sorensen

                                               Grace C. Sorensen
                                               Notary Public, State of New York

STATE OF NEW YORK )
                                    :  ss.:
COUNTY OF NEW YORK         )


         On this 10th day of July, in the year nineteen hundred and sixty-two, before me personally came ARTHUR J. MARANGELO, to me personally known and known to me to be the person who executed the foregoing instrument, and he individually duly acknowledged before me that he executed the same.


                                               /S/ Grace C. Sorensen

                                               Grace C. Sorensen
                                               Notary Public, State of New York




STATE OF NEW YORK )
                                    :  ss.:
COUNTY OF NEW YORK         )


         On this 10th day of July, in the year nineteen hundred and sixty-two, before me personally came ROBERT D. MURDOCK, to me personally known and known to me to be the person who executed the foregoing instrument, and he individually duly acknowledged before me that he executed the same.


                                               /S/ Grace C. Sorensen

                                               Grace C. Sorensen
                                               Notary Public, State of New York




STATE OF NEW YORK )
                                    :  ss.:
COUNTY OF NEW YORK         )


         On this 10th day of July, in the year nineteen hundred and sixty-two, before me personally came JOSEPH M. O'BRIEN, to me personally known and known to me to be the person who executed the foregoing instrument, and he individually duly acknowledged before me that he executed the same.


                                               /S/ Grace C. Sorensen

                                               Grace C. Sorensen
                                               Notary Public, State of New York

STATE OF NEW YORK )
                                    :  ss.:
COUNTY OF NEW YORK         )


         On this 10th day of July, in the year nineteen hundred and sixty-two, before me personally came ROWLAND A. ROBBINS, to me personally known and known to me to be the person who executed the foregoing instrument, and he individually duly acknowledged before me that he executed the same.


                                               /S/ Grace C. Sorensen

                                               Grace C. Sorensen
                                               Notary Public, State of New York




STATE OF NEW YORK )
                                    :  ss.:
COUNTY OF NEW YORK         )


         On this 10th day of July, in the year nineteen hundred and sixty-two, before me personally came GEORGE J. SOLOMON, to me personally known and known to me to be the person who executed the foregoing instrument, and he individually duly acknowledged before me that he executed the same.


                                               /S/ Grace C. Sorensen

                                               Grace C. Sorensen
                                               Notary Public, State of New York




STATE OF NEW YORK )
                                    :  ss.:
COUNTY OF NEW YORK         )


         On this 10th day of July, in the year nineteen hundred and sixty-two, before me personally came JOHN P. SULLIVAN, to me personally known and known to me to be the person who executed the foregoing instrument, and he individually duly acknowledged before me that he executed the same.


                                               /S/ Grace C. Sorensen

                                               Grace C. Sorensen
                                               Notary Public, State of New York